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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
 Bank of Boston Corporation


We consent to the incorporation by reference, in the registration statements of Bank of Boston Corporation on Form S-3 (Registration No. 33-29515) and on Forms S-8 (Registration Nos. 33-23407, 33-1899, 33-11186, 33-64462, 33-65850 and
33-66012) of our report dated January 20, 1994 on our audits of the consolidated financial statements of Bank of Boston Corporation and subsidiaries as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, included in the Corporation's 1993 Annual Report to Stockholders and in Exhibit 13 to the Corporation's 1993 Annual Report on Form 10-K.



                                        COOPERS & LYBRAND


Boston, Massachusetts
March 4, 1994